Exhibit 10.1

Strategic Cooperation Framework Agreement on Cross-border Supply Chain of Duty-free Goods

Party A: Aikayun Technology (Hainan) Co., Ltd

Party B: JXLuxventure (Hainan) Technology Co., Ltd

Based on the friendly negotiation between Party A and Party B, and the principle of equality, mutual benefit and complementary advantages, and mutual trust, both parties have decided to establish a long-term alliance of common development with the advantage of unified resource integration, so as to obtain good social benefits. Therefore, both parties have reached the following consensus through a friendly consultation:

I. Cooperation principle

1.	By establishing a close, long-term and harmonious strategic cooperative partnership, both parties will give full play to their respective strengths and carry out cooperation in the fields of the duty-free cross-border supply chain in Japan and South Korea, and cross-border payment for overseas e-commerce, etc., so as to further improve overall operational efficiency, reduce operating costs and realize resource cooperation, complementary advantages, and common development.

2.	The basic principles of this agreement are voluntary, win-win, mutual benefit, mutual promotion, common development, confidentiality and joint market development.

3.	Both parties shall give full play to respective advantages, complement advantages, improve competitiveness, jointly develop the market.

4.	This agreement is a framework agreement that defines the basic principles of cooperation between the two parties and shall serve as a guiding document for long-term cooperation between the two parties in the future, as well as the basis for signing relevant contracts between the two parties.

II. Scope of cooperation

This cooperation agreement includes but is not limited to market development, customer loyal program, and technical service cooperation in such projects as the cross-border supply chain of duty-free products in Japan and Korea, cross-border payment of overseas shopping e-commerce, and one-item distribution of overseas shopping duty-free products in Japan and Korea.

III. Cooperation content

1.	Both parties agree to be each other’s long-term strategic cooperative partner. Party A shall be the platform for purchasing duty-free products in Japan, party B shall be the cross-border platform in Hainan. Party A shall exclusively supply duty-free products in Japan to Party B, and Party B shall be the exclusive supply chain partner of Party A.

Party A shall not carry out duty-free business cooperation with other platforms that are similar to Party B within Hainan Province. Party B shall entrust Party A with full authority to purchase Japanese duty-free cross-border business. Both parties agree that the annual purchase amount is as follows: from the effective date of this contract, the purchase amount in the first year is about RMB1,000,000,000.

2.	For different procurement projects, both parties will sign relevant project contracts according to specific project conditions. Based on Party B’s purchase requirements, Party A shall provide Party B with a detailed quotation list, delivery date, logistics clearance, and other services. Party B shall make the quotation and guarantee to complete the relevant work as required by Party A, and guarantee that the functions, performance, delivery time, and quality of the commodities or services delivered are in accordance with the provisions of the project contract.

3.	Party A and Party B may also choose to share resources and jointly develop new projects based on their actual resources. The projects jointly developed by both parties sharing resources shall be supplemented by signing another strategic cooperation agreement based on the project situation.

IV. Method of cooperation

The specific cooperation mode, content, price, and delivery form shall be subjected to the contract separately signed by both parties.

V. Cooperation term

1.	This framework Agreement shall be effective upon signing by both parties.

2.	Both parties are committed to establishing a long-term strategic cooperative relationship. If either party considers that the other party’s behavior infringes upon its legitimate rights and interests or for any appropriate reason, the parties may terminate this agreement by mutual agreement if they deem it unnecessary or impossible to cooperate.

3.	No responsibility or consequences. Upon termination of this agreement, both parties shall immediately stop the external publicity regarding the other party.
4.	If either party intends to terminate this agreement, it shall negotiate with the other party one month in advance.

5.	If both parties agree to terminate this Cooperation Framework Agreement, they shall continue to perform all project contracts signed during the cooperation period until such project contracts are completed or terminated by mutual consent of both parties.

VI. Confidentiality

Both parties shall keep confidentiality of the business, technical information and trade secrets of the other party that they know or hold in the course of business cooperation. It shall not be disclosed to any third party without the written consent of the other party. If either party breaches this confidentiality clause and causes loss to the other party, the breaching party shall bear corresponding economic and legal liabilities.

VII. Contacts

Party A assigns Xiaolin Zhou as the contact to this Cooperation Framework Agreement. Party B assigns Tianyuan Li as the contact to this Cooperation Framework Agreement.

VIII. Supplementary provisions

1.	This Agreement is the basis of the strategic cooperation between the parties. If both parties reach new matters or enter into specific contracts for the cooperation of the project in the future, the subsequent agreements and contracts shall prevail.

2.	Without written authorization, neither party shall use the other party’s reputation, prestige, name, and other identity rights of the company and staff involved in the project.

3.	The modification, termination, and other matters not covered herein shall be separately signed by both parties in a supplementary agreement based on mutual agreement.

4.	Any dispute in connection with this agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, the dispute shall be under the jurisdiction of the people’s Court of the place where Party B is located.

5.	This agreement is made in duplicate, with each party holding one copy. The agreement shall be effective after being sealed by both parties and have the same legal effect.

Party A: Aikayun Technology (Hainan) Co., Ltd

By:
March 10, 2022

Party B: Juxventure (Hainan) Technology Co., Ltd

By:
March 10, 2022

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